                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Control Devices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Control Devices, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                             Control Devices, Inc.

                          NOTICE AND PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS





                           Notice of Annual Meeting


To the Shareholders of Control Devices, Inc:


     You are hereby notified that the Annual Meeting of Shareholders of Control Devices, Inc., an Indiana corporation, will be held at Embassy Suites Hotel, 1050 Westbrook St., Portland, Maine, on Friday April 24, 1998 at 9:30 am (EST) for the following purposes:

     1) To elect eight (8) directors for a term of one year.
     2) To consider and act upon a proposal to approve the Control Devices, Inc. 1997 Stock Compensation Plan.
     3) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year ending December 31, 1998.
     4) To transact such other business as may properly come before the meeting.

     The shareholders of record at the close of business on March 6, 1998, are entitled to notice of and to vote at the meeting in person. PLEASE MARK, SIGN
                                                             -----------------
AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-
------------------------------------------------------------------------------
PAID ENVELOPE.  If you attend the meeting, you may, if you so desire, withdraw
--------------
your proxy and vote in person.



                                        Jeffrey G. Wood
                                          Secretary


Standish, Maine
March 13th, 1998

                             1998 Proxy Statement


Annual Meeting of Shareholders

     All shareholders of record on March 6, 1998, are entitled to vote at the Annual Meeting of the shareholders of Control Devices, Inc., an Indiana corporation (the "Company"), to be held at Embassy Suites Hotel, 1050 Westbrook St., Portland, Maine, on the 24th day of April, 1998 at 9:30 am (EST). All shareholders unable to attend such meeting who wish to vote their shares upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed, postage paid envelope enclosed for your convenience. The proxy is revocable by you at any time before it is voted, and the signing of the proxy will not affect your right to vote in person if you attend the meeting. All proxies returned, and not so revoked, will be voted in accordance with their terms.

     As stated in the Notice, the matters to be considered at the meeting are the election of eight directors, approval of the Control Devices, Inc. 1997 Stock Compensation Plan, ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1998, and the transaction of such other business as may properly come before the meeting.

     The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Company. The expense of the solicitation of the proxies for this meeting will be borne by the Company. The solicitation will be made through the use of the mail and by personal solicitation through regular employees of the Company who will not be additionally compensated.

     The mailing address of the principal executive offices of the Company is Control Devices, Inc., 228 Northeast Road, Standish, Maine 04084. This Proxy Statement and the enclosed form of proxy were first sent or given to shareholders on approximately March 13, 1998.

Outstanding Shares

     As of February 27, 1998, the Company had outstanding 6,630,496 Common Shares, without par value. Each shareholder is entitled to one vote upon any proposal submitted to the meeting for each share outstanding in the shareholder's name on March 6, 1998.

Principal Shareholders

     Set forth below is certain information concerning the only shareholders known to the Company, as of February 9, 1998, to beneficially own 5% or more of the Company's outstanding Common Shares.

Name                                            Amount and Nature      Percent
of Beneficial Owner                             of Ownership           of class
-------------------                             ------------           --------

Ralph R. Whitney, Jr.                             428,918 (1)            6.5%
Massachusetts Mutual Life Insurance Co.         1,333,326 (2)           20.1%
State of Wisconsin Investment Board               353,332                5.3%
Wellington Management Company, LLP                551,929                8.3%
----------------

(1) Includes 1,333 shares which may be acquired pursuant to a stock options exercisable within 60 days and 106,896 shares owned by Mr. Whitney's wife, as to which Mr. Whitney disclaims beneficial ownership. The address for Mr. Whitney is the principal office of the Company.

(2) Includes 232,265 shares (3.5%) owned by MassMutual Corporate Investors, 77,332 (1.2%) shares owned by MassMutual Participation Investors, each of which is a mutual fund managed by Massachusetts Mutual Life Insurance Company, and 232,265 (3.5%) shares owned by MassMutual Corporate Value Partners Limited, for which Massachusetts Mutual Life Insurance Company acts as an investment advisor. Pursuant to a Security and Exchange Commission Executive Order issued pursuant to Section 17(d) of the Investment Company Act, Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners Limited must sell shares in proportion to their respective holdings, unless the joint transaction committees of the Boards of Trustees of MassMutual Corporate Investors and MassMutual Participation Investors approve a disproportionate disposition of the shares. Massachusetts Mutual Life Insurance Company disclaims beneficial ownership of any shares in which it has no actual pecuniary interest. The address of each of these shareholders is Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111.


                           1. ELECTION OF DIRECTORS

     Eight persons, all of whom are members of the present Board, are nominees for election at the Annual Meeting as directors to hold office until the next Annual Meeting or until their successors have been elected. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for those eight persons. The eight persons who receive the largest number of votes are elected. Abstentions, broker non-votes, and instructions to withhold authority to vote on the enclosed proxy do not affect the total of votes otherwise cast for any person. The eight persons elected will comprise the entire membership of the Board of Directors of the Company. There will be no cumulative voting for the election of directors. If any nominee shall be unable to serve, an event which the Board of Directors does not anticipate, the proxy shall be voted for the person designated by the Board to replace such nominee.


     With respect to each of such nominees, the following information is furnished:

     Ralph R. Whitney, Jr., 63, has been Chairman of the Board of the Company since 1994. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company , Inc. (HKW), a New York, New York financial intermediary and private investment banking firm, since 1971. Mr. Whitney is also a director of Excel Industries, Inc., Baldwin Technology Company, Inc., Adage, Inc., IFR Systems, Inc., and Selas Corp. of America.

     Bruce D. Atkinson, 57, has been President and a Director of the Company since 1994, and has been Chief Executive Officer since 1995. Mr. Atkinson was General Manager of the predecessor company from 1978 until 1994.

     Charles M. Brennan, III, 56, has been a Director of the Company since 1994. Mr. Brennan has been Chairman of the Board and Chief Executive Officer of the MYR Group Inc., a specialty electrical and telecommunications contractor, since 1989. Mr. Brennan is also a Director of UNR Industries, Inc.

     John D. Cooke, 57, has been a Director of the Company since 1994. Mr. Cooke has been a Senior Vice President-Investments of Prudential Securities, Inc. since 1991. For more than five years prior thereto he was Senior Vice President-Investments of Thompson McKinnon Securities.

     Forrest E. Crisman, Jr., 41, was elected as a Director effective January 24, 1998. Mr. Crisman has been a principal of HKW since 1987 and sits on the Boards of several private companies. Mr. Crisman previously served on the Company's Board from July 1994 until September 1996.

     James O. Futterknecht, Jr., 51, has been a Director of the Company since 1995. Mr. Futterknecht has been Chairman of the Board, President and Chief Executive Officer of Excel Industries Inc., an Elkhart, Indiana automotive parts supplier, since 1995. Mr. Futterknecht was President and Chief Operating Officer of Excel from 1993 to 1995, and Executive Vice President of Excel from 1990 to 1992.

     Alan I. Mossberg, 65, has been a Director of the Company since 1994. Mr. Mossberg has been Chief Executive Officer and President of O.F. Mossberg & Sons, Inc., a North Haven, Connecticut manufacturer of shotguns, for more than five years.

     Glenn Scolnik, 46, has been a Director of the Company since 1994. Mr. Scolnik has been a principal of HKW since 1993. Mr. Scolnik was a member of the law firm of Sommer & Barnard, PC, Indianapolis, Indiana, for more than five years prior to 1993, and was of counsel to such firm from 1993 to 1995. Mr. Scolnik is a director of WavePhore, Inc., a data broadcasting company, and sits on the Boards of several private companies.



EXECUTIVE OFFICERS

     Furnished below is a summary of information identifying the executive officers of the Company:


Name                     Age                     Position
----                     ---                     --------
Bruce D. Atkinson         57           Chief Executive Officer and President
Jeffrey G. Wood           41           Vice President, Chief Financial Officer, Secretary
                                       and Treasurer
Michel Hauser-Kauffmann   55           Managing Director-RDI

------------------------
All of the above executive officers were elected by the Board on April 25, 1997.

Mr. Atkinson has been President since July 1994 and has been Chief Executive Officer since June 1995. Mr. Atkinson was General Manager of the predecessor company from 1978 until 1994.

Mr. Wood has been Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since July 1994. Mr. Wood was Controller of the predecessor company from 1990 until 1994.

Mr. Hauser-Kauffmann has been Managing Director of RDI since July 1996. Mr. Kauffmann has been with RDI in various capacities for the last 25 years.

Compensation of Directors

     Directors of the Company who are not employees receive $16,000 per year payable quarterly plus $1000 per Board meeting attended and $800 per committee meeting if not held immediately prior to or subsequent to a regular Board meeting. Non-employee directors are also granted options to purchase 1,333 Common Shares, at the fair market value on the date of grant, upon their initial election and annually upon reelection. The options expire at the earlier of one year after the termination of the director's Board membership or ten years after the date of grant. Directors who are employees are not compensated for their Board responsibilities.

Board Meetings and Committees

     The Board of Directors met four times in 1997. The Board has an audit committee, a compensation committee, a nominating committee and an executive committee.

     The purpose and function of the audit committee is to recommend the engagement or discharge of independent public accountants; to review year-end and interim financial statements prior to issuance; to review the services being performed by the public accountants; and to make appropriate reports and recommendations to the Board of Directors. Messrs. Brennan, Cooke, and John M. Ramey (who resigned as a member of the Board on December 31, 1997) were members of the audit committee. The audit committee met twice in 1997.

     Messrs. Mossberg, Cooke, Scolnik and Whitney are members of the compensation committee. The compensation committee formulates executive compensation for the Company, and determines the compensation of all executive officers. The compensation committee administers the Company's 1996 and 1997 Stock Compensation Plans. The Committee met twice in 1997.

     Messrs. Whitney, Atkinson, Futterknecht, and Scolnik are members of the executive and nominating committees. The executive committee did not meet in 1997. The nominating committee does not accept nominations from shareholders. The nominating committee did not meet in 1997.


Compensation Committee Interlocks and Insider Participation

     Messrs. Mossberg, Cooke, Scolnik, and Whitney were members of the compensation committee of the Board of Directors during the year ended December 31, 1997. Mr. Whitney was formerly the CEO of the Company and is currently the Chairman of the Company's Board of Directors.

     Messrs. Whitney and Scolnik are directors, officers and principals of HKW. The board of directors of HKW determines the compensation of its officers. HKW provides management services and acquisition advice and assistance to the Company. The Company pays HKW monthly management fees of $15,000 and pays director fees to Messrs. Whitney and Scolnik, who are Directors of the Company. The management fees amounted to $180,000 for the year ended December 31, 1997. John M. Ramey who resigned as a director of the Company on December 31, 1997 was also a principal of HKW and received directors fees.

     Mr. Mossberg is an executive officer of O.F. Mossberg. Mr. Whitney is a director and a member of the compensation committee of the Board of Directors of O.F. Mossberg.

     Mr. Scolnik also assists the Company in the management of its legal affairs and is paid for such services. Such fees amounted to $36,000 in 1997. Such amount includes payment for services rendered by associated co-counsel and a paralegal.

                       Security Ownership of Management

     The following table sets forth, as of February 13, 1998, information regarding the beneficial ownership of Common Shares of the Company by each director of the Company, each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as a group.


Name of Beneficial Owner                                        Amount and Nature                   Percent
                                                                of Beneficial Ownership             of Class
-----------------------------------------------------------------------------------------------------------
                                                                        Shares
                                                                        ------
Ralph R. Whitney.......................................              428,918 (1)                       6.5%
Bruce D. Atkinson......................................              230,368 (2)                       3.5%
Charles M. Brennan, III................................               27,999 (3)                       0.4%
John D. Cooke..........................................               27,999 (3)                       0.4%
Forrest E. Crisman, Jr.                                              215,126 (3)                       3.2%
James O. Futterknecht, Jr..............................               27,999 (4)                       0.4%
Alan I. Mossberg.......................................               21,333 (5)                       0.3%
Glenn Scolnik..........................................              215,126 (3)                       3.2%
Jeffrey G. Wood                                                      161,992 (6)                       2.4%
Michel Hauser-Kauffmann................................               73,362 (7)                       1.1%
All executive officers and directors as a group (10 persons)       1,430,222                          21.3%
----------------------

(1) Includes 1,333 shares which may be acquired pursuant to a stock options exercisable within 60 days and 106,896 shares owned by Mr. Whitney's wife, as to which Mr. Whitney disclaims beneficial ownership.

(2) Includes 25,240 shares which may be acquired pursuant to a stock options exercisable within 60 days and 100,000 shares owned by Mr. Atkinson's wife, as to which Mr. Atkinson disclaims beneficial ownership.

(3) Includes 1,333 shares which may be acquired pursuant to a stock options exercisable within 60 days.

(4) Includes 1,333 shares which may be acquired pursuant to a stock options exercisable within 60 days and 6,666 shares held by a revokable trust of which Mr. Futterknecht is trustee, 6,666 shares held by a revokable trust of which Mr. Futterknecht's wife is trustee, and 13,333 shares held by two irrevocable trusts for the benefit of Mr. Futterknecht's children, all of such shares as to which Mr. Futterknecht disclaims beneficial ownership.

(5) Represents 1,333 shares which may be acquired pursuant to a stock options exercisable within 60 days and 20,000 shares owned by Mr. Mossberg's wife, as to which Mr. Mossberg disclaims beneficial ownership.

(6) Includes 25,240 shares which may be acquired pursuant to a stock options exercisable within 60 days.

(7) Includes 18,666 shares which may be acquired pursuant to a stock options exercisable within 60 days.




                      COMPENSATION OF EXECUTIVE OFFICERS

         Furnished below is a summary concerning the compensation awarded and/or paid in each of the last three years to the Company's chief executive officer and each other executive officer whose aggregate salary and bonus exceeded $100,000 in 1997.

                          Summary Compensation Table
                          --------------------------

     Name and
     Principal                                                  Long Term
      Position                       Annual Compensation        Compensation                All Other (1)
     ---------                       -------------------        Awards-Securities           -------------
                         Year      Salary ($)    Bonus($)       Underlying Options(#)       Compensation
                         ----      ----------    --------       ----------                  -------------
---------------------------------------------------------------------------------------------------------
Ralph R. Whitney, Jr.    1997     $--            $--            1,333                        $16,000
Chairman                 1996     $--            $--            --                           $15,000
                         1995     $--            $--            --                           $15,000
---------------------------------------------------------------------------------------------------------

Bruce D. Atkinson        1997     $240,000       $120,000       60,000                       $10,214
President and CEO        1996     $204,900       $95,818        60,000                       $8,356
                         1995     $211,647       $81,300        0                            $7,416
----------------------------------------------------------------------------------------------------------

Jeffrey G. Wood          1997     $160,000       $80,000        40,000                       $8,133
Vice President and CFO   1996     $144,000       $67,339        40,000                       $8,202
                         1995     $145,248       $57,120        0                            $7,189
----------------------------------------------------------------------------------------------------------

Michel Hauser-Kauffmann  1997     $165,000       $43,000        18,666                       $0
Managing Director-RDI    1996     $140,660(2)    $0             18,666                       $0
----------------------------------------------------------------------------------------------------------

(1) Represents director's fees paid to Mr. Whitney. Includes for Mr. Atkinson and Mr. Wood the value of Company paid life insurance, and contributions by the Company to the Company's deferred compensation and savings plan.

(2) Includes Company paid compensation from April 1, 1996 (date of acquisition of RDI) to December 31, 1996.

Options

         The following table shows the options to purchase Common Shares granted to the named executive officers in 1997 pursuant to the Company's Stock Compensation Plans. The option to Mr. Whitney was a director option granted pursuant to the Company's 1996 Stock Compensation Plan, the other options were granted pursuant to the Company's 1997 Stock Compensation Plan and are subject to shareholder approval of the plan.

                       OPTION GRANTS IN LAST FISCAL YEAR


                       Number of       % of total
                       Securities      Options        Exercise                        Potential Realizable Value
         Name          Underlying      Granted to   Price ($ per                       at assumed Annual Rates
         ----          Options         Employees in ------------     Expiration      of Stock Price Appreciation
                       Granted         Fiscal Year     share)           Date               For Option Term
                       -------         -----------     ------           ----         ----------------------------
                                                                                        5%($)    -    10%($)
                                                                                        ----          -----
-------------------------------------------------------------------------------------------------------------------
Ralph R. Whitney, Jr.     1,333 (1)       0.5        9.5156          4/25/2007        $11,320           $28,687
-------------------------------------------------------------------------------------------------------------------
Bruce D. Atkinson        60,000 (2)      22.3       13.50           11/25/2007       $509,000        $1,291,000
-------------------------------------------------------------------------------------------------------------------
Jeffrey G. Wood          40,000 (3)      14.9       13.50           11/25/2007       $340,000          $861,000
-------------------------------------------------------------------------------------------------------------------
Michel Hauser-Kauffmann  18,666 (4)       6.9       13.50           11/25/2007       $158,000          $401,000
-------------------------------------------------------------------------------------------------------------------

(1)  Option is exercisable at anytime prior to its expiration.
(2) Options vest in five equal annual installments of 12,000 shares beginning November 25, 1998 and ending November 25, 2002.
(3) Options vest in five equal annual installments of 8,000 shares beginning November 25, 1998 and ending November 25, 2002.
(4) Options vest in five equal annual installments of 3,733 shares beginning November 25, 1998 and ending November 25, 2002.


                         FISCAL YEAR-END OPTION VALUES

                                  Number of Securities                    Value of Unexercised in
                                 Underlying Unexercised Options            the Money Options
                                  at Fiscal Year-End                        at Fiscal Year-End
   Name                          Exercisable/Unexercisable(#)           Exercisable/Unexercisable($)
   ----                          ----------------------------           ----------------------------

                                       9

-------------------------------------------------------------------------------
Ralph R. Whitney, Jr.         1,333/0                       8,644/0         (1)
Bruce D. Atkinson            12,620/107,380               101,900/532,700   (1)
Jeffrey G. Wood              12,620/67,380                101,900/321,200   (1)
Michel Hauser-Kauffmann      14,814/22,518                137,000/82,300    (1)

---------------------
(1) Based on the December 31, 1997 closing price of $16.00 per share. No options were exercised by any executive officer in 1997.

Hauser-Kauffmann Employment Agreement

     The terms of Michael Hauser-Kauffmann's employment with RDI are governed by
(i) his written employment agreement dated January 10, 1986, with amendments dated March 23, 1993 and March 29, 1996 (the "Employment Agreement"), and (ii) by the provisions of French law and the National Metal Workers' collective bargaining agreement.

     The Employment Agreement provides that Mr. Hauser-Kauffmann will receive a gross annual base salary of FF 975,000 (approximately $164,000 at December 31, 1997 exchange rates), plus an annual bonus payment of up to FF 487,500 (approximately $82,000). The amount of bonus payment will depend on whether Mr. Hauser- Kauffmann satisfies certain performance objectives set annually by management. In addition to his base salary and bonus payment, Mr. Hauser-Kauffmann receives the use of a company car, health insurance and supplemental retirement benefits according to French law. The Employment Agreement provides for a contractual severance payment to Mr. Hauser-Kauffmann if RDI terminates the Employment Agreement for any reason (other than for serious professional misconduct) prior to March 29, 1998. The amount of the contractual severance payment is equal to two years salary and bonus.

     In addition, Mr. Hauser-Kauffmann benefits from the provisions of French labor law, and the National Metal Workers' collective bargaining agreement (Convention Collective de la Metallurgie; the "Collective Bargaining Agreement"), which applies to numerous French companies whose businesses relate to metal products, including RDI. Both French labor law and the Collective Bargaining Agreement provide for a minimum notice period prior to dismissal of an employee and for the payment of termination indemnities. In addition to these termination indemnities, French law also provides for the payment of damages if the dismissal is without "real and serious cause."

     In general, if Mr. Hauser-Kauffmann is dismissed before March 29, 1998, he would receive a severance payment under his Employment Agreement. The Employment Agreement provides that this severance payment is inclusive of any damages and termination indemnities that may be due under French law or the Collective Bargaining Agreement. If Mr. Hauser-Kauffmann is dismissed after March 29, 1998, damages and termination indemnities would be payable under French law and the Collective Bargaining Agreement, which would take into account Mr. Hauser-Kauffmann's age and seniority.

Report of the Compensation Committee on Executive Compensation

     The compensation committee of the Board of Directors of the Company (the "Committee") formulates executive compensation policy for the Company and determines, subject to Board approval, the compensation of all executive officers named above. The Committee is comprised of non-employee directors.

     Broad Policy Considerations. In determination of executive compensation, the following broad compensation policies were followed:

     1) Executive compensation must be competitive in order to retain and/or attract key executives critical to the success of the Company.

     2) An effective executive compensation plan should be an integrated program that balances short-term performance with the achievement of long-term goals and is designed to result in continuously improving shareholder value.

     Compensation Programs. The short-term components of the Company's executive compensation program consist of base salaries and bonuses under the Company's Management Incentive Plan (MIP). The MIP was formulated and established by the Board in 1994 and continued until 1996 as a complement to base salaries for officers and executive employees. Beginning in 1997, in order to take into account the acquisition and subsequent performance of RDI, the United States based officers of the Company began to receive a bonus formulated under an Officer Incentive Compensation Plan which reflects total Company performance including RDI. The MIP continues for the remainder of the executive employees.

     In 1997, subject to shareholder approval, the Board of Directors, approved and adopted the 1997 Stock Compensation Plan. The Stock Compensation Plan provides the long-term incentive component of the executive compensation program.

     Base Salary. In determining 1997 base salaries for United States based executives, emphasis was placed on a comparison of each individual's salary to the salaries received by individuals in similar positions in other companies of comparable size based upon available survey information. The broad policy consideration to maintain competitive executive compensation was used to target a base salary within the range of salaries of similar executives at similar sized companies. Individual performances as well as the Company's performance compared to financial objectives were also considered. In regard to the executive in France, 1997 salary was set by his employment agreement entered into at the time of the acquisition.

     Cash Incentive Compensation. Under the Officer Incentive Compensation Plan, bonus opportunities were based on a maximum potential of 50% of the employees base salary. The bonus target was based on achieving net income and earnings per share goals. The bonus paid for 1997 was 100% of the maximum, or 50% of base salaries.

     Under the Management Incentive Plan, bonus opportunities were based on a maximum potential of 50% of the employees base salary. The bonus target was based on earnings before interest and taxes of the Company's domestic operations. The bonus paid in 1997 was approximately 100% of the maximum, or 50% of base salaries.

     Stock Incentive Compensation. The Company's 1997 Stock Compensation Plan was adopted in November 1997 subject to shareholder approval. This plan was designed to provide the long term incentive to the executive employee compensation plan. Since stock option values are dependent on the long-term growth of the Company's stock price, the Committee believed that the granting of stock options was the appropriate way in which to add a long-term incentive element to the Company's executive compensation program.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer reflects the consideration and application of the same policies and factors described above. Particular consideration was given to the leadership skills consistently demonstrated by Mr. Atkinson; the responsibilities imposed on him; and a comparison of his compensation to the compensation paid to chief executive officers of similarly situated companies. Mr. Atkinson's base salary was based on competitive data obtained through a survey of similar sized companies. Mr. Atkinson's bonus was based on targeted goals for net income and earnings per share for the Company.

     Members of the Compensation Committee include Messrs. Mossberg, Whitney, Cooke, and Scolnik.

     Performance Graph.

     The following graph compares the cumulative total shareholder return on the Company's Common Shares, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the total cumulative total return on the common stock of the Standard & Poor's Auto Parts and Equipment Index.

                    Comparison of Comulative Total Return*

                           [LINE GRAPH APPEARS HERE]

                      ASSUMES INITIAL INVESTMENT OF $100

                                10/2/96         12/31/96        12/31/97
        Control Devices           100             144.44          237.04
        S&P 500 Index             100             108.34          144.11
        S&P Auto Parts & Equip    100             106.96          133.77

        * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
          NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION




                  2.  APPROVAL OF 1997 STOCK COMPENSATION PLAN


      The Board of Directors of the Company has adopted, subject to shareholder approval, the 1997 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enhance the ability of the Company to attract and retain qualified key employees, officers and non- employee directors. Each class contains the following approximate number of individuals: 36 key employees, three officers and seven non-employee directors. The Board of Directors believes that as a result of the incentive and equity interest created and encouraged by the Plan, participants in the Plan will have an increased stake in the prosperity of the Company and an increased identity of interest with the Company's shareholders, and will be encouraged thereby to exert maximum effort towards the successful operation of the Company.

      The most recent market value of the shares underlying the options granted pursuant to the Plan was $16.00 on February 9, 1998.

     The full text of the Plan is set forth in the Appendix A to this Proxy Statement. The major provisions of the Plan include the following:

     (i) A maximum of 533,333 common shares are reserved for issuance under the Plan, subject to adjustment in the event of stock dividends, stock splits or similar changes in the outstanding common shares.

     (ii) The participants in the Plan (the "Participants") will be selected by the compensation committee from among the officers and other key employees of the Company who are full-time employees of the Company or one of its subsidiaries. In selecting Participants, the compensation committee will take into account the duties of the employee and the present and potential contributions of the employee to the success of the Company. In addition, non-employee directors will be granted options as described in paragraph
     (ix) below.

     (iii) The Plan will be administered by the compensation committee of the Board of Directors. The compensation committee has complete authority to prescribe rules and regulations for the administration of the Plan. All decisions, interpretations, determinations or actions taken by the compensation committee are final and binding upon the employees of the Company.

     (iv) The Plan will terminate on November 20, 2007, unless sooner terminated by the Board of Directors. Options or performance units outstanding on the date of termination of the Plan will remain in effect until exercised or expired in accordance with their respective terms.

     (v) The maximum number of common shares for which options may be granted to any individual Participant during the term of the Plan is 266,666.

     (vi) The compensation committee has complete discretion to select Participants to receive options under the Plan, to determine the number of common shares subject to options granted to a Participant under the Plan, the exercise price of such options, all other terms and conditions of such options, and whether such options will be incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). The terms of ISO's are subject to certain restrictions described in paragraph (vii) below.

     (vii) The exercise price of ISO's may not be less than one hundred percent (100%) of the fair market value of common shares on the date of grant. The aggregate fair market value of the common shares (as of the time of grant) for which ISO's are exercisable by a Participant for the first time during any calendar year under the Plan or any other plan of the Company or its subsidiaries may not exceed One Hundred Thousand Dollars

     ($100,000.00). An ISO granted under the Plan may not be exercised more than one month after termination of the employment of the Participant by the Company or a subsidiary of the Company, except in the event of retirement, disability or death. ISO's may be exercised up to three (3) months after termination of employment by reason of retirement, partial disability or death and up to twelve (12) months after termination of employment by reason of permanent and total disability. ISO's are not transferable during the lifetime of the Participant.

     (viii) No option granted to a Participant under the Plan may be exercised prior to one year from the date it is granted. Options will be exercisable for ten (10) years from the date of grant, or such shorter period as the terms of the option provide.

     (ix) Non-employee directors will be granted options ("Director Options") to purchase 1,333 common shares upon first being elected to the Board of Directors, and will be granted Director Options to purchase an additional 1,333 common shares on the date of each subsequent annual meeting of shareholders at which the non-employee director is re-elected, commencing
     with the Annual Meeting.   The exercise price of Director Options will be
     the fair market value of the common shares on the date of grant. Each Director Option expires at the earlier of one year after termination of the director's Board membership or ten years after the date of grant.

     (x) The compensation committee has complete discretion to select Participants to be granted performance units under the Plan. Performance units may be granted either in the form of cash units, in share units which are equal in value to one common share, or a combination of cash units and share units. The compensation committee will establish the performance goals to be attained in respect of performance units, the various percentages of performance unit value to be distributed on attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the compensation committee deems appropriate. The committee will determine whether payment with respect to performance units will be made in the form of cash, common shares, or a combination thereof.

     (xi) The exercise price of options granted under the Plan may be paid in cash, in common shares valued at fair market value on the last trading day preceding the date of exercise, or in a combination of cash and common shares.

     (xii) A Participant may satisfy withholding tax requirements by electing, subject to the approval of the compensation committee, to have the Company withhold common shares having a value equal to the amount required to be held.

Federal Income Tax Consequences to the Company and Optionees

     Incentive Stock Options.  ISO's granted under the Plan will, in general,
     -----------------------
be subject to the following federal income tax treatment:

     (i) The grant of an ISO will give rise to no federal income tax consequences to either the Company or the Participant.

     (ii) A Participant's exercise of an ISO will result in no federal income tax consequences to the Company.

     (iii) A Participant's exercise of an ISO will not result in ordinary federal taxable income to the Participant, but may result in the imposition of or an increase in alternative minimum tax. Unless common shares acquired upon exercise of an ISO are disposed of within the same taxable year as the ISO exercise, the excess of the fair market value of the common shares at the time the ISO is exercised over the option price is included as an item of adjustment in the Participant's computation of alternative minimum taxable income. If common shares acquired upon the exercise of an ISO are disposed of within the same taxable year as the ISO exercise, the excess of the fair market value of the common shares over the option price will be treated as an item of adjustment for alternative minimum tax purposes only to the extent of any gains on the disposition.

     (iv) If common shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the Participant will realize ordinary federal taxable income at the time of the disposition to the extent that the fair market value of the common shares at the time of exercise exceeded the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Short-term, mid-term or long-term capital gain will be realized by the Participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO. Short-term, mid-term or long-term capital loss will be realized by the Participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale. If a disposition is made as described in this section, the Company will be entitled to a federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary federal taxable income realized by the Participant.

     (v) If common shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the Participant will realize long-term or mid-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the Participant's federal income tax basis in the common shares, usually the option price. In such event, the Company will not be entitled to any federal income tax deduction with respect to the ISO.

     Non-Statutory Options.  Options (including Director Options) granted under
     ---------------------
the Plan which do not qualify as ISO's ("Non-Statutory Options") will, in general, be subject to the following federal income tax treatment:

     (i) The grant of a Non-Statutory Option will give rise to no federal income tax consequences to either the Company or the Participant.

     (ii) The exercise of a Non-Statutory Option will generally result in ordinary federal taxable income to the Participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. A deduction from federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the Participant, provided the Company complies with the applicable information reporting requirements under Section 6041 and 6041A of the Internal Revenue Code.

     (iii) Upon a subsequent disposition of shares, a Participant will recognize a short-term, mid-term or long-term capital gain (or loss) equal to the difference between the amount received and the tax basis of the common shares, usually fair market value at the time of exercise.

The federal income tax consequences described in this section are based on laws and regulations in effect on February 9, 1998, and future changes in those laws and regulations may affect the tax consequences described herein. No discussion of state income tax treatment has been included.

As of December 31, 1997, the Compensation Committee has granted options to purchase 269,329 shares under the Plan, subject to shareholder approval of the Plan. The options granted pursuant to the Plan were as follows:

                                                                         Number of Shares     Dollar Value
                                                                         Underlying Options   of Options (1)
                                                                         ------------------   --------------
Ralph R. Whitney, Jr., Chairman                                                0                        0
Bruce D. Atkinson, Chief Executive Officer and President                       60,000             $150,000
Jeffrey G. Wood, Vice President and Chief Financial Officer                    40,000             $100,000
Michel Hauser-Kauffmann, Managing Director--RDI                                18,666             $ 46,665

Executive officers as a group                                                 118,666             $296,665
Director group excluding executive officers                                         0                   0
Non-executive officer employee group                                          150,663             $376,658
-----------------------

(1)This Dollar Value represents the potential realizable value of the options and was determined using the difference between the $13.50 exercise price and the $16.00 closing price of the shares as of December 31, 1997. None of the options granted under the Plan are currently exercisable.

Each of the options granted under the Plan to date have an exercise price of $13.50 and vest in five equal annual installments on November 25 of each year beginning in 1998 and ending November 25, 2002. Each of the options expire on November 25, 2007 or such earlier date as provided therein. All options were granted subject to shareholder approval of the Plan.

It is not possible to determine the amount of the remaining options or performance units to be granted under the Plan to any other current executive officer, director or employee, or to current executive officers or current directors as a group.

VOTE REQUIRED FOR APPROVAL

A majority of the total votes cast in person or by proxy is required to approve the Plan. Abstentions and broker non-votes will therefore have no effect on the outcome.

The Board of Directors recommends a vote FOR approval of the Control Devices, Inc. 1997 Stock Compensation Plan. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for approval of the Plan.


                    3.  APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent auditors to examine the financial statements of the Company and its subsidiaries for the current fiscal year ending December 31, 1998. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors feels that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors, in its discretion and without further vote of the shareholders, will select another firm to serve as independent auditors for the current fiscal year.

     Arthur Andersen LLP has served as independent auditors for the Company since 1994 when the Company was formed and is considered by the Board of Directors to be well qualified. The Board of Directors thereby recommends a vote FOR ratification of the appointment of Arthur Andersen LLP, and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment.

     A representative of Arthur Andersen is expected to be present at the shareholder meeting to respond to appropriate questions and to make a statement if they desire to do so.

Shareholder Proposals

     November 20, 1998 is the date by which shareholder proposals intended to be presented at the 1999 annual meeting must be received by the Company to be considered for inclusion in the proxy materials relating to that meeting.

Other matters

     The Board of Directors of the Company knows of no other business to be transacted at the Annual Meeting of shareholders, but if any other matters do come before the meeting it is the intention of the persons named in the accompanying proxy will vote according to their discretion.



BY ORDER OF THE BOARD OF DIRECTORS.



                                            Jeffrey G. Wood
                                                Secretary

                                   APPENDIX A

                             CONTROL DEVICES, INC.

                          1997 STOCK COMPENSATION PLAN


                                   ARTICLE I

                                    GENERAL

      Section 1.1. Purpose. The purpose of the 1997 Stock Compensation Plan (the "Plan") of Control Devices, Inc. (the "Company") is to enhance the ability of the Company to attract and retain qualified personnel who, as a result of the incentive and equity interest created and encouraged by the Plan, will have an increased stake in the prosperity of the Company and an increased identity of interest with the Company's shareholders, and will be encouraged thereby to exert maximum effort towards the successful operation of the Company.

      Section 1.2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

      (a) "Board" means the Board of Directors of the Company.

      (b) "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries.

      (d) "Common Shares" means the Common Shares of the Company or such other securities into which such Common Shares may be changed pursuant to Section 1.5 hereof.

      (e) "Director Options" means options granted to non-employee directors pursuant to Article IV of the Plan.

      (f) "Fair Market Value" means, as to any day (i) the average of the closing bid and asked price per Common Share on such day as quoted on the Nasdaq market quotation system or any similar system of automated dissemination of quotations if the Common Shares are so quoted, or (ii) if the Common Shares are listed or traded on any national securities exchange, the last sale price of the Common Shares on such day as officially listed on the exchange, or (iii) if the Common Shares are not quoted or traded as contemplated by (i) or (ii), then Fair Market Value shall mean the price at which the Common Shares would sell between a willing buyer and willing seller (neither being under compulsion) having knowledge of all reasonable facts, as determined in good faith by the Committee.

      (g) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

      (h) "Non-statutory Options" means a stock option which is not an Incentive Stock Option.

      (i) "Participant" means a person selected by the Committee to participate in the Plan pursuant to Section 1.6 hereof.

      Section 1.3. Administration. The Plan shall be administered by the Committee. Members of the Committee are not eligible to be granted any options or performance units under the Plan, except Director Options. Subject to the foregoing and the other terms and provisions of the Plan, the Committee shall determine the Participants in the Plan and the terms and provisions of each option or performance unit granted under the Plan, including the number of shares subject to such options or performance units. The Committee may from time to time prescribe rules and regulations for the administration of the Plan, and shall decide any questions arising with respect to options or performance units granted under the Plan. All decisions, interpretations, determinations or actions taken by the Committee with regard to such questions shall be final and binding upon the employees of the Company. The Committee from time to time, and whenever requested, shall report to the Board on the administration of the Plan and any action taken in connection therewith.

      Section 1.4. Aggregate Number of Common Shares Which May be Issued. The aggregate number of Common Shares which may be issued as a result of the exercise of options granted under the Plan or as a result of attainment of performance goals pursuant to performance units granted under the Plan, is 533,333 (taking into account a 4 for 3 stock split effective December 15, 1997). In the event any option expires, terminates or is canceled for any reason prior to exercise, the shares subject to such option shall again become available for issuance under the Plan.

      Section 1.5. Adjustments. If any stock dividend is declared on the Common Shares, or if the Common Shares are subdivided, consolidated, or changed to other securities of the Company, or in the event of any like adjustment or change in the Company's capitalization, then in each such event on the day following the record date of such event, Common Shares subject to options or performance units then in effect under the Plan, the Director Options contemplated by Section 4.1, and Common Shares reserved for issuance under the Plan with respect to options or performance units which may thereafter be granted under the Plan shall, if the occurrence of the event would have resulted in a change in the number and/or kind of such shares had they been outstanding, be similarly adjusted in number and/or kind, with the nature and extent of such adjustments to be determined by treating such shares as being outstanding at the time of and immediately prior to the occurrence of the event and the purchase price to be paid for such shares subject to options then in effect shall be appropriately changed to give effect to any such adjustment. The adjustments contemplated by this Section 1.5 will apply to any applicable event with a record date after the date this Plan has been approved by the Board, regardless of whether or not the Plan has been approved by the shareholders as of such record date.

      Section 1.6. Participants. The Participants in the Plan shall be selected by the Committee from among the officers and other key employees of the Company who are full-time employees of the Company or one of its subsidiaries (as defined in Section 424(f) of the Code). The Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, and such other factors that the Committee, in its discretion, considers to be reasonable and appropriate in light of the purposes of the Plan.

      Section 1.7.  Term of Plan.  The Plan shall terminate on the earlier of
(a) ten (10) years from the date of adoption of the Plan by the Board or (b) such earlier date as the Board may determine. Options or performance units outstanding at the date of termination of the Plan shall remain in effect until exercised or expired.

      Section 1.8. Restrictions on Transferability of Common Shares. The Committee may impose such restrictions as it may deem advisable on Common Shares acquired on exercise of an option granted under the Plan or on attainment of performance goals pursuant to performance units granted under the Plan. In addition, unless the Common Shares so acquired are registered under the Securities Act of 1933, the transfer of the Common Shares shall be subject to the restrictions on transfer imposed under federal and applicable state securities laws, and certificates representing such Common Shares shall bear a legend to that effect.

      Section 1.9. Restriction on Tandem Options. In no event may the exercise of an option (whether an Incentive Stock Option or a Non-statutory Option) granted under the Plan affect the right of a Participant to exercise any other option granted under the Plan.

      Section 1.10. Maximum Number of Common Shares Subject to Options Granted to an Individual Participant. The maximum number of Common Shares for which options may be granted to any individual Participant under the Plan during the term of the Plan is 266,666 (taking into account a 4 for 3 stock split effective December 15, 1997).

      Section 1.11. Shareholder Approval. This Plan has been approved by the Board subject to shareholder approval. Options may be granted pursuant to the Plan subject to shareholder approval; provided however, in the event the shareholders do not approve this Plan any Option granted pursuant to this Plan will be void ab initio.

                                   ARTICLE II

                            INCENTIVE STOCK OPTIONS

      Section 2.1. Grant of Options. Subject to the provisions of the Plan, the Committee may grant Incentive Stock Options to purchase Common Shares to Participants at any time and from time to time as shall be determined by the Committee. Subject to the provisions of the Plan, the Committee shall have complete discretion to determine the number of shares subject to Incentive Stock Options granted, and the terms and conditions of such Incentive Stock Options.

      Section 2.2. Option Agreement. Each Incentive Option shall be evidenced by an option agreement that shall state that the option is an Incentive Stock Option, and specify the option price, the terms of the option, the number of Common Shares subject to the option, and such other provisions as the Committee shall determine. The provisions of this Plan shall be expressly incorporated in the terms and provisions of the option agreement. In the event of any inconsistency between the provisions of the Plan and the other provisions of the option agreement, the provisions of the Plan shall govern.

      Section 2.3. Option Price. The option price per Common Share to be paid upon the exercise of any Incentive Stock Option, as determined by the Committee, shall be not less than Fair Market Value at the time the option is granted provided, however, that with respect to Incentive Stock Options granted to any Participant, who at the time of grant owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Participant's employer corporation or its parent or subsidiaries under the attribution rules set forth in Section 424(d) of the Code (a "10% Owner Participant") the option price per Common Share shall be at least one hundred ten percent (110%) of Fair Market Value at the time of grant.

      Section 2.4. Term of Option. Unless the terms of an Incentive Stock Option provide a shorter term, or as hereinafter provided, each Incentive Stock Option shall be exercisable no later than ten (10) years from the date it is granted. Any Incentive Stock Option granted to a 10% Owner Participant shall be exercisable no later than five (5) years from the date it is granted. The Committee, in its sole discretion, will determine the vesting schedule of each Incentive Stock Option granted under this Plan; provided, however, that no Incentive Stock Option may be exercised prior to one year from the date it is granted. Except as otherwise provided herein, no Incentive Stock Option may be exercised unless the Participant is at the time of such exercise in the employ of the Company or of a subsidiary thereof and shall have been continuously so employed since the granting of the Participant's option. Military, sick leave or other bona fide leave of absence not exceeding ninety (90) days (or longer if the Participant's right to re-employment is guaranteed by statute or by contract) shall not be considered an interruption of employment for purposes of the Plan.

      Section 2.5. Limitation on Granting of Options. The Committee shall not grant Incentive Stock Options to a Participant if the aggregate Fair Market Value (determined at the time the option is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all option plans of the Participant's employer corporation and its parent and subsidiary corporations) shall exceed One Hundred Thousand Dollars ($100,000).

      Section 2.6. Termination of Employment. An Incentive Stock Option granted under the Plan may not be exercised after the date which is one month after the date the Participant ceases to be employed by the Company or a subsidiary thereof except as hereinafter provided if such cessation of employment is on account of death, normal retirement, early retirement, or disability. An uninterrupted transfer of employment to or between the Company and/or any parent or subsidiary thereof shall not be considered to be a cessation of employment.

      Section 2.7. Retirement and Partial Disability of Participant. In the event of the normal retirement, early retirement or disability (other than permanent and total disability within the meaning of Section 22(e)(3) of the
Code) of a Participant, an Incentive Stock Option may be exercised for a period of three months after cessation of the employment of the Participant, or the balance of the term of the Incentive Stock Option, whichever is shorter. The Participant may exercise the Incentive Stock Option for the number of Common Shares with respect to which the Incentive Stock Option has become exercisable by its terms and any such additional number of Common Shares subject to the Incentive Stock Option as the Committee may authorize.

      Section 2.8. Death of Participant. In the event of the death of a Participant while in the employ of the Company or a subsidiary thereof, the Incentive Stock Options theretofore granted to the Participant shall become immediately exercisable, whether or not theretofore exercisable, and shall be exercisable for a period of three months after the date of death or for the balance of the term of the Incentive Stock Option, whichever is shorter, by the executor or administrator of the Participant's estate or by such person or persons as shall have acquired the Participant's rights under the Incentive Stock Option by will or by the laws of descent and distribution.

      Section 2.9. Permanent and Total Disability of Participant. In the event the Participant becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company or a subsidiary thereof, the Incentive Stock Options theretofore granted to the Participant shall become immediately exercisable, whether or not theretofore exercisable, and shall be exercisable for a period of one year after the Participant's cessation of employment or for the balance of the term of the Incentive Stock Option, whichever is shorter.

      Section 2.10. Nonassignability. Each Incentive Stock Option shall by its terms provide that it is not transferable by the Participant other than by will or the laws of descent and distribution and that it is exercisable during the Participant's lifetime, only by the Participant or by the Participant's duly authorized legal representative if the Participant is unable to exercise the Incentive Stock Option as a result of the Participant's disability, but only if, and to the extent, permitted by Section 422 of the Code.

                                  ARTICLE III

                             NON-STATUTORY OPTIONS

      Section 3.1. Grant of Options. Subject to the provisions of this Plan, the Committee may grant Non-statutory Options to purchase Common Shares to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion to determine the number of shares subject to Non-statutory Options granted and the terms and conditions of such Non-statutory Options.

      Section 3.2. Option Agreement. Each Non-statutory Option shall be evidenced by an option agreement that shall state that the Non-statutory Option is not an Incentive Stock Option and shall specify the option price of the Non-Statutory Option, the number of Common Shares subject to the Non-statutory Option, and such other provisions as the Committee shall determine. The provisions of this Plan shall be expressly incorporated in the terms and provisions of the option agreement. In the event of any inconsistency between the provisions of the Plan and the other provisions of the option agreement, the provisions of the Plan shall govern.

      Section 3.3. Term of Option. No Non-statutory Option may be exercised prior to one year from the date it is granted. Unless the terms of a Non-statutory Option provide a shorter term, each Non-statutory Option shall be exercisable no later than ten (10) years from the date it is granted.


                                   ARTICLE IV

                                DIRECTOR OPTIONS

      Section 4.1.  Grant and Eligibility.

      (a) Initial Grant. Director Options for the purchase of 1,333 Common Shares (taking into account a 4 for 3 stock split effective December 15, 1997) will be granted to each non-employee director upon first being elected to the Board. This grant may be awarded to a non-employee director only once.

      (b) Subsequent Grants. On the date of the Company's annual meeting in each year, commencing with the 1998 annual meeting, Director Options for the purchase of 1,333 Common Shares (taking into account a 4 for 3 stock split effective December 15, 1997) shall be granted to each non-employee director re-elected at such meeting, less the number of shares received under any other Plans as a result of such re-election.

      Section 4.2. Director Option Agreement. Each Director Option shall be evidenced by a Director Option Agreement that shall specify the option price of the Director Option, the term of the Director Option, the number of Common Shares subject to the Director Option, and such other provisions as the Committee shall determine consistent with the terms of the Plan. The provisions of this Plan shall be expressly incorporated in the terms and provisions of the Director Option Agreement. In the event of any inconsistency between the provisions of this Plan and the other provisions of the Director Option Agreement, the provisions of this Plan shall govern.

      Section 4.3. Tax Status. The Director Options shall be Non-statutory Options and the Director Option Agreement shall so state.

      Section 4.4. Option Price. The option price per Common Share to be paid upon exercise of a Director Option shall be Fair Market Value on the date of grant of the Director Option.

      Section 4.5. Term of Option. Each Director Option shall expire one year following the termination of the director's Board membership for any reason, but in no event may any Director Option be exercised after the tenth anniversary of the date of grant.

      Section 4.6. Miscellaneous Provisions. Except as otherwise provided in this Article IV, Director Options shall be governed by the remaining provisions of this Plan applicable to Non-statutory Options.

                                   ARTICLE V

                               PERFORMANCE UNITS

      Section 5.1. Performance Units. Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance units may be granted either in the form of cash units, in share units which are equal in value to one Common Share or a combination thereof.
The Committee shall establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be distributed upon attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or Common Shares, or a combination thereof.

                                   ARTICLE VI

                         AMENDMENT AND OTHER PROVISIONS

      Section 6.1. Method of Exercise. Exercise of an option granted under the Plan shall be by the execution by the person entitled at the time to exercise the option of a written notice of such exercise and delivery thereof to the Company, which notice shall specify the number of shares being purchased. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the option price of the Common Shares. Payment of the option price with respect to any stock option may be made in cash, in Common Shares valued at the Fair Market Value on the last trading day preceding the date on which the option is exercised or in a combination of cash and Common Shares. Upon receipt of such notice and payment, the Company will promptly issue and deliver its certificate for the number of Common Shares being purchased pursuant to exercise of the option. No person, estate or other entity shall have any of the rights of a shareholder with reference to Common Shares subject to an option until a certificate or certificates for the shares have been delivered.

      Section 6.2. Amendment, Modification and Termination of the Plan. Subject to Section 4.7 hereof and the last sentence of this Section 6.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however that the approval of the shareholders of the Company shall be required to amend or modify the Plan to:

      (a) materially increase the benefits accruing to Participants under the Plan;

      (b) materially increase the number of Common Shares which may be issued under the Plan; or

      (c) materially modify the requirements as to eligibility for participation in the Plan.

No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of a Participant under any option previously granted under the Plan, without the consent of the Participant.

      Section 6.3. Rights of Employees. Nothing in this Plan limits in any way the right of the Company or its subsidiaries to terminate any Participant's employment at any time, nor confers upon any Participant any right to continue in the employ of the Company or its subsidiaries. No officer or employee shall have a right to be selected as a Participant.

      Section 6.4. Dissolution, Merger and Consolidation. Upon a dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised options, whether or not theretofore exercisable, during a period of thirty (30) days next preceding the date of such dissolution or liquidation. In the event of a merger or consolidation in which Common Shares may be exchanged for securities of another publicly held entity, each participant shall be offered a firm commitment whereby such entity will tender to the Participant new options in such entity, with terms and conditions, both as to number of shares and otherwise, which, to the extent permitted by applicable law, will substantially preserve to the Participant the rights and benefits of the options outstanding hereunder. With respect to any merger or consolidation in which the Common Shares are exchanged for (a) cash, (b) securities of an entity that is not publicly held, or (c) a combination of (a) and (b), options then in effect shall become immediately exercisable, whether or not theretofore exercisable, during a period of thirty (30) days next preceding the date of consummation of the merger or consolidation.

      Section 6.5. Tax Withholding. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments. With respect to withholding required upon the exercise of Non-statutory Options, or upon payment in Common Shares with respect to performance units, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by having the Company withhold Common Shares having a value equal to the amount required to be withheld. The value of the shares to be withheld is to be based on the Fair Market Value on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

      Section 6.6. Requirements of Law. The granting of options or performance units, and the issuance of Common Shares with respect to an exercise of an option or with respect to a performance unit award, shall be subject to all applicable laws, rules and regulations, including federal and applicable state securities laws, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      Section 6.7. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CONTROL DEVICES, INC.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 24, 1998

  The undersigned shareholder of CONTROL DEVICES, INC. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 13, 1998 and hereby appoints Bruce D. Atkinson and Ralph R. Whitney, Jr., and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of CONTROL DEVICES, INC., to be held on April 24, 1998 at 9:30 a.m. (EST), local time, at Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON(S) NAMED ABOVE.

  PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                   -------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE
                                                                   -------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

   The Board of Directors recommends a vote "FOR all nominees" in Item 1, and "FOR" Items 2 and 3.

   1. Election of Directors
      Nominees: Ralph R. Whitney, Jr., Bruce D. Atkinson,
                Charles M. Brennan, III, John D. Cooke, Forrest E. Crisman, Jr. James O. Futterknecht, Jr., Alan I. Mossberg and Glenn Scolnik

                   FOR          WITHHELD

                   [_]            [_]


   [_]
      -------------------------------------------
         For all nominees except as noted above

                                                        FOR   AGAINST   ABSTAIN
   2. Proposal to approve the Control Devices,
      Inc. 1997 Stock Compensation Plan.                [_]     [_]       [_]

   3. Proposal to ratify the appointment of
      Arthur Andersen LLP as the Company's              [_]     [_]       [_]
      independent auditors.

   4. To transact such other business as may properly come before the meeting.


   MARK HERE IF YOU PLAN TO ATTEND THE MEETING                            [_]


   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                          [_]


   Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.




Signature:                                        Date:
          ---------------------------------------      -------------------------

Signature:                                        Date:
          ---------------------------------------      -------------------------